As filed with the Securities and Exchange Commission on October 22, 2024

Registration No. 333-281007

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Palatin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	2834	95-4078884
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4B Cedar Brook Drive

Cranbury, New Jersey 08512

Phone: (609) 495-2200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen T. Wills

Executive Vice President, Chief Financial Officer

and Chief Operating Officer

4B Cedar Brook Drive

Cranbury, New Jersey 08512

Phone: (609) 495-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Faith L. Charles, Esq. Thompson Hine LLP 300 Madison Avenue, 27th Floor New York, New York 10017 Phone: (212) 344-5680	Stephen A. Slusher, Esq. Chief Legal Officer 4B Cedar Brook Drive Cranbury, New Jersey 08512 Phone: (609) 495-2200

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION, DATED OCTOBER 22, 2024

Up to 4,849,915 Shares of

Common Stock

This prospectus relates to the offer and sale by the selling stockholders identified herein, or their permitted transferees (the “Selling Stockholders”), of up to an aggregate of 4,849,915 shares of common stock, par value $0.01 per share, of Palatin Technologies, Inc., consisting of (i) 2,727,273 shares of common stock issuable upon exercise of Series A common stock purchase warrants (the “Series A Warrants”) that we issued in a private placement on June 20, 2024 (the “June Financing”), and (ii) 2,122,642 shares of common stock issuable upon exercise of Series B common stock purchase warrants (the “Series B Warrants” and, together with the Series A Warrants, the “Inducement Warrants”) that we issued in the June Financing.

The Selling Stockholders may sell the shares of our common stock covered by this prospectus from time to time through any of the means described in the section of this prospectus entitled “Plan of Distribution,” at varying prices determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any proceeds from the sale of shares of common stock offered for resale by the Selling Stockholders.

Our common stock is traded on the NYSE American under the symbol “PTN.” On October 18, 2024 the last reported sale price of our common stock on the NYSE American was $0.98 per share.

This prospectus describes the general manner in which shares of common stock may be offered and sold by any Selling Stockholders. When the Selling Stockholders sell shares of common stock under this prospectus, we may, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify, or replace information contained in this prospectus. We urge you to carefully read this prospectus, any prospectus supplement, and any documents we incorporate by reference into this prospectus before you make your investment decision.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 6 OF THIS PROSPECTUS AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is __________, 2024

No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference, contains, and any prospectus supplement may contain, “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●

our significant operating losses since our inception and our need to obtain additional financing has caused management to determine there is substantial doubt regarding our ability to continue as a going concern;

●	our ability to obtain additional financing on terms acceptable to us, or at all, including unavailability of funds or delays in receiving funds as a result of economic disruptions;

●	our expectation that we will incur losses for the foreseeable future and may never achieve or maintain profitability;

●

our business, financial condition, and results of operations may be adversely affected by increases in costs of and delays in conducting human clinical trials and the performance of our contractors and suppliers, reduction in our productivity or the productivity of our contractors and suppliers, supply chain constraints, and labor shortages;

●

the ability of Cosette Pharmaceuticals, Inc. (“Cosette”), which acquired Vyleesi® (the trade name for bremelanotide) for the treatment of premenopausal women with hypoactive sexual desire disorder (“HSDD”) from us, to increase sales and make sales-based milestone payments to Palatin;

●	the results of clinical trials with our late-stage products, including

	o	co-administration of bremelanotide with tirzepatide, a GLP-1 agonist for treatment of obesity, which entered Phase 2 in the second quarter of calendar year 2024 ;

o

a co-formulation of bremelanotide with a phosphodiesterase type 5 inhibitor (PDE5i) for treatment of erectile dysfunction in patients that do not respond to PDE5i monotherapy, scheduled to start a pharmacokinetic study in the first half of calendar year 2025;

o

PL9643, an ophthalmic peptide solution for dry eye disease (“DED”), which completed the first Phase 3 clinical trial and announced top line results from that clinical trial in the first quarter of calendar year 2024;

	o	PL8177, an oral peptide formulation for treatment of ulcerative colitis, which entered Phase 2 clinical trials in the third quarter of calendar year 2022; and

	o	a proof-of-concept melanocortin agonist clinical trial for diabetic nephropathy, which entered a Phase 2 clinical in the fourth quarter of calendar year 2022;

●	estimates of our expenses, future revenue and capital requirements;

●	our ability to achieve profitability;

●	our ability to advance product candidates into, and successfully complete, clinical trials;

●	the initiation, timing, progress and results of future preclinical studies and clinical trials, and our research and development programs;

●	the timing or likelihood of regulatory filings and approvals;

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●

our expectations regarding the clinical efficacy and utility of our melanocortin agonist product candidates for treatment of inflammatory and autoimmune related diseases and disorders, including ocular indications;

●	our ability to compete with other products and technologies treating the same or similar indications as our product candidates;

●	the ability of our third-party collaborators to timely carry out their duties under their agreements with us;

●	our ability to recognize the potential value of our licensing arrangements with third parties;

●	the potential to achieve revenues from the sale of our product candidates;

●	our ability to obtain adequate reimbursement from private insurers and other healthcare payers;

●	the performance and retention of our management team, senior staff professionals, other employees, and third-party contractors and consultants;

●	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology in the United States and throughout the world;

●	our compliance with federal and state laws and regulations;

●	the timing and costs associated with obtaining regulatory approval for our product candidates;

●	the impact of fluctuations in foreign exchange rates;

●

the impact of any geopolitical instability, economic uncertainty, financial markets volatility, or capital markets disruption resulting from the ongoing military conflict between Russia and Ukraine, and any resulting effects on our revenue, financial condition, or results of operations;

●	the impact of legislative or regulatory healthcare reforms in the United States;

●	our ability to adapt to changes in global economic conditions as well as competing products and technologies;

●	our ability to timely recognize and identify any material weaknesses in our accounting controls and procedures; and

●	our ability to remain listed on the NYSE American stock exchange.

In some cases, you can identify these statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes. These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

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You should carefully read this prospectus, any related free writing prospectus, the documents that we incorporate by reference into this prospectus, and the documents we reference in this prospectus and have filed as exhibits to the registration statement, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, whether as a result of new information, future events or otherwise.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”). Under this registration statement, the Selling Stockholders may sell from time to time in one or more offerings the common stock described in this prospectus. You should read this prospectus, and any applicable prospectus supplement, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Information We Incorporate by Reference.”

You should rely only on the information that we have provided or incorporated by reference in this prospectus, which may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC. We have not authorized, nor has any Selling Stockholder authorized, any dealer, salesman, or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You should not rely upon any information or representation not contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date.

References in this prospectus to the terms “we,” “us,” or the “Company” or other similar terms mean Palatin Technologies, Inc. and its subsidiary, unless we state otherwise or the context indicates otherwise.

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SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus and in the documents we incorporate by reference into this prospectus. The summary is not complete and does not contain all of the information that you should consider before investing in our common stock. After you read this summary, you should read and carefully consider the entire prospectus and the more detailed information and financial statements and related notes that are incorporated by reference into this prospectus.

Overview

We are a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin receptor systems. Our product candidates are targeted, receptor-specific therapeutics for the treatment of diseases with significant unmet medical need and commercial potential.

Melanocortin Receptor System. The MCr system has effects on inflammation and immune system response, food intake, metabolism, and sexual function. There are five melanocortin receptors, MC1r through MC5r. Modulation of these receptors, through use of receptor-specific agonists, which activate receptor function, or receptor-specific antagonists, which block receptor function, can have significant pharmacological effects. We believe that our MC1r agonist peptides have broad anti-inflammatory effects and utilize mechanisms engaged by the endogenous melanocortin system in regulation of the immune system and resolution of inflammatory responses. We are also developing peptides that are active at more than one melanocortin receptor and small molecule MCr agonists.

Our primary focus is on the development of melanocortin receptor system treatments for obesity and for male sexual dysfunction.  In the second quarter of calendar year 2024 we initiated a Phase 2 clinical study for the treatment of obesity with co-administration of the melanocortin agonist bremelanotide with tirzepatide, a GLP-1 (glucagon-like peptide-1) agonist, and plan to enroll up to 60 patients who are actively on tirzepatide with the primary endpoint of the trial to demonstrate safety and increased efficacy of co-administration of bremelanotide with tirzepatide in reducing body weight.  We have initiated a clinical program for the evaluation of bremelanotide co-formulated with a phosphodiesterase type 5 inhibitor (PDE5i) for the treatment of erectile dysfunction (ED) in patients that do not respond to PDE5i monotherapy.  A pharmacokinetics study is targeted for the first half of calendar year 2025, with a Phase 3 clinical trial in PDE5i non-responder ED patients expected to commence in the second half of calendar year 2025.

Our new product development activities in inflammation disease indications focus primarily on development of MCr peptides for ocular conditions, but also include conditions in the gut and kidney. Utilizing peptides which are agonists at MC1r, and in some instances agonists at additional melanocortin receptors, we are developing products to treat inflammatory and autoimmune diseases such as dry eye disease (also known as keratoconjunctivitis sicca), uveitis, diabetic retinopathy, and inflammatory bowel disease. We are actively engaged in discussions with potential partners and licensees that have the financial and operational resources to progress our products for ocular conditions through development, approval and commercialization.

Our U.S. Food and Drug Administration (“FDA”) approved melanocortin receptor agonist, Vyleesi, an “as needed” therapy used in anticipation of sexual activity and self-administered in the thigh or abdomen via a single-use subcutaneous auto-injector by premenopausal women with hypoactive sexual desire disorder (“HSDD”), was acquired by Cosette in December 2023. Vyleesi is the first FDA-approved melanocortin agent and the first and only FDA-approved as-needed treatment for premenopausal women with HSDD.

Our Business Strategy. Key elements of our business strategy include:

●	Maintaining a team to create, develop and commercialize MCr products addressing unmet medical needs;

●

Entering into strategic alliances and partnerships with pharmaceutical companies to facilitate the development, manufacture, marketing, sale, and distribution of product candidates that we are developing;

●

Partially funding our product development programs with the cash flow generated from the sale of Vyleesi to Cosette and existing license agreements, as well as any future research, collaboration, or license agreements; and

●	Completing development and seeking regulatory approval of certain of our other product candidates.

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The following chart illustrates the status of our drug development programs.

Commercial Product and Development Programs

Commercial Product

Commercial Product		
Vyleesi® (bremelanotide) Hypoactive Sexual Desire Disorder	**Asset Sale for FSD Rights to Cosette December 2023**	**Up to $159 million in potential sales milestones**

Pipeline Development Programs	Preclinical	Phase 1	Phase 2	Phase 3	NDA	Status/Next Steps
Ocular						
PL9643 MCR Agonist* Dry eye disease (DED)						Phase 3 MELODY-1 completed, positive data **Phase 3 Melody-2 & -3 start targeted for 1Q 2025** FDA confirmation on protocols and endpoints NDA submission target 1H 2026
PL9588 MCR Agonist* Glaucoma						**IND-enabling tox program initiation 4Q 2024** Clinical program initiation 2H 2025 NDA submission target 1H 2028
PL9654 MCR Agonist Retinal diseases						IVT delivery activities advancing Topical delivery planned
Obesity						
Bremelanotide * Obesity GLP-1 adjunct therapy						Phase 2 MC4R agonist + GLP-1 in obese patients initiated **Currently enrolling / Data 1Q 2025**
Novel MC4R Agonist* Multiple obesity indications						Daily and extended dosing formats **Peptide** SC **IND filing 2H 2025** Oral **small molecule IND filing 2H 2025**
Sexual Dysfunction						
Bremelanotide + PDE5i* PDE5i non-responders						Clinical co-formulation program initiated **PK Study start/data 1H 2025** **Phase 2/3** initiation 2H 2025 **Data readout 2H 2026**
Other						
PL8177 Oral MC1R Agonist* Ulcerative colitis (UC)						Phase 2 Proof-of-Concept **Interim data 4Q 2024** Final data readout 1H 2025
MCR Agonist* Diabetic nephropathy						Phase 2 Open Label Trial Patient enrollment completed **Topline data readout 4Q 2024**

*Source: Company Filings / Subject to Funding

PALATIN

Implications of Being a Smaller Reporting Company

Because our annual revenue was less than $100.0 million during the most recently completed fiscal year, and the market value of our voting and non-voting common stock held by non-affiliates was less than $560.0 million on the last business day of our most recently completed second fiscal quarter, we qualify as a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

The June Financing

On June 20, 2024, we entered into a letter agreement (the “Inducement Letter”) with the Selling Stockholder, who held outstanding common stock purchase warrants that we issued on November 2, 2022 and October 24, 2023 (the “Existing Warrants”). Pursuant to the Inducement Letter, the Selling Stockholder agreed to exercise, for cash, Existing Warrants to purchase, in the aggregate, 3,233,277 shares of common stock in exchange for the Company’s agreement to (i) lower the exercise price to $1.88 per share for the 3,233,277 Existing Warrants being exercised pursuant to the Inducement Letter and (ii) issue to the Selling Stockholder an aggregate of 2,727,273 Series A Warrants and an aggregate of 2,122,642 Series B Warrants. Of the Series B Warrants, 1,624,201 shares of common stock underlying the Series B Warrants are subject to Stockholder Approval, as defined below. We received aggregate gross proceeds of approximately $6.1 million from the exercise of the Existing Warrants by the Exercising Holder.

The issuance of a portion of the shares of common stock underlying the Series B Warrants is subject to stockholder approval under applicable rules and regulations of the NYSE American (“Stockholder Approval” and the date on which Stockholder Approval is received and deemed effective, the “Stockholder Approval Date”). We intend to to include Stockholder Approval at the next stockholders’ meeting.

The Inducement Warrants have an exercise price of $1.88 per share and provide for a cashless exercise feature if there is no effective registration statement covering the Inducement Warrants. The Series A Warrants are immediately exercisable and have a term of five years. The Series B Warrants are exercisable for five years, which term of exercise begins on the original issue date with respect to 498,441 Series B Warrants, and on the Stockholder Approval Date with respect to 1,624,201 Series B Warrants.

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NYSE Listing Compliance

On October 10, 2023, we received written notification from the NYSE American that we are not in compliance with Section 1003(a)(i) and (ii) of the NYSE American Company Guide. Section 1003(a)(i) requires a listed company to have stockholders’ equity of $2 million or more if the listed company has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years, and Section 1003(a)(ii) requires a listed company to have stockholders’ equity of $4 million or more if the listed company has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years. The Company submitted a plan to regain compliance (the “Plan”) to the NYSE American on November 9, 2023, addressing how the Company intends to regain compliance with these requirements by April 10, 2025.

On December 13, 2023, the Company received notice from the NYSE American that it had accepted the Company's Plan and granted a plan period through April 10, 2025 to regain compliance with the continued listing standards. If the Company is not in compliance with the continued listing standards by that date or if the Company does not make progress consistent with the Plan during the plan period, the NYSE American may commence delisting procedures.

On October 4, 2024, we received written notification from the NYSE American that we are not in compliance with Section 1003(a)(iii) of the NYSE American Company Guide, which requires a listed company to have stockholders’ equity of $6 million or more if the listed company has reported losses from continuing operations and/or net losses in its five most recent fiscal years. The Plan now includes continued listing standards under Section 1003(a)(iii).

Corporate Information

We were incorporated under the laws of the State of Delaware on November 21, 1986, and commenced operations in the biopharmaceutical area in 1996. Our corporate offices are located at 4B Cedar Brook Drive, Cedar Brook Corporate Center, Cranbury, New Jersey 08512, and our telephone number is (609) 495-2200. We maintain a website at http://www.palatin.com, where, among other things, we make available free of charge our Forms 3, 4 and 5, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) and Section 16 of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website and the information contained in it or connected to it are not incorporated into this prospectus and should not be considered to be part of this prospectus. Our website address is included in this prospectus as an inactive textual reference only.

Palatin Technologies® is a registered trademark of the Company, and Palatin™ and the Palatin logo are trademarks of the Company. Other trademarks referred to in this prospectus are the property of their respective owners.

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The Offering

Common Stock Offered by the Selling Stockholders:

4,849,915 shares of common stock, consisting of (i) 2,727,273 shares of common stock issuable upon exercise of the Series A Warrants, and (ii) 2,122,642 shares of common stock issuable upon exercise of the Series B Warrants.

Plan of Distribution:	The Selling Stockholders will determine when and how they will sell the common stock covered by this prospectus. See the “Plan of Distribution” section of this prospectus.

Use of Proceeds:

We will not receive any proceeds from the sale of shares of our common stock by the Selling Stockholders. However, we will receive proceeds from the exercise of the Inducement Warrants if exercised for cash.

Risk Factors:

Before investing in our securities, you should carefully read and consider the information set forth in the “Risk Factors” section of this prospectus and under similar headings in any amendments or supplements to this prospectus and the documents incorporated herein by reference.

NYSE American symbol:	PTN

Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the Selling Stockholders for offer and sale, we are referring to the shares of our common stock that are issuable upon exercise of the Inducement Warrants as described under the above section entitled “The June Financing.” When we refer to the Selling Stockholders in this prospectus, we are referring to the Selling Stockholders identified in this prospectus and, as applicable, their donees, pledgees, transferees, or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution, or other transfer.

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RISK FACTORS

Investing in our common stock involves risk. Prior to making a decision about investing in our common stock, you should carefully consider the risk factors below as well as those discussed under the heading “Risk Factors” in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, which are incorporated herein by reference and may be amended, supplemented, or superseded from time to time by other reports we have filed with the SEC or will file with the SEC in the future. If any of these risks actually occurs, our business, results of operations, and financial condition could suffer. In that case, the trading price of our common stock could decline, and you could lose all or a part of your investment.

Risks Related to this Offering

The sale or availability for sale of shares issuable pursuant to this prospectus may depress the price of our common stock, dilute the interest of our existing stockholders, and encourage short sales by third parties, which could further depress the price of our common stock.

To the extent that the Selling Stockholders sell shares of our common stock pursuant to this prospectus, the market price of our common stock may decrease due to the additional selling pressure in the market. In addition, the dilution from exercise of the Inducement Warrants may cause stockholders to sell their shares of our common stock, which could further contribute to any decline in the price of our common stock. Any downward pressure on the price of our common stock caused by the sale or potential sale of such shares could encourage short sales by third parties. Such sales could place downward pressure on the price of our common stock by increasing the number of shares of our common stock being sold, which could further contribute to any decline in the market price of our common stock.

Risks Related to Our Common Stock

We are currently not in compliance with the continued listing standards of the NYSE American. Our failure to resume compliance with the continued listing standards or make continued progress toward compliance consistent with the Plan of compliance that we submitted to NYSE American may result in the delisting of our common stock.

We received a notice from the staff of NYSE American that we are not in compliance with the NYSE American continued listing standards under Section 1003(a)(i) and (ii) of the NYSE American Company Guide. Section 1003(a)(i) requires a listed company to have stockholders’ equity $2 million or more if the listed company has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years, and Section 1003(a)(ii) requires a listed company to have stockholders’ equity of $4 million or more if the listed company has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years. We are now subject to the procedures and requirements of Section 1009 of the NYSE American Company Guide. Pursuant to Section 1009 of the Company Guide, we submitted to the NYSE American on November 9, 2023, a Plan outlining the actions that we will take to regain compliance with the continued listing standards by April 10, 2025. On December 13, 2023, the Company received notice from the NYSE American that it had accepted the Company’s Plan and granted a plan period through April 10, 2025 to regain compliance with the continued listing standards. On October 4, 2024, we received written notification from the NYSE American that we are not in compliance with Section 1003(a)(iii) of the NYSE American Company Guide, which requires a listed company to have stockholders’ equity of $6 million or more if the listed company has reported losses from continuing operations and/or net losses in its five most recent fiscal years. The Plan now includes continued listing standards under Section 1003(a)(iii). If the Company is not in compliance with the continued listing standards by that date or if the Company does not make progress consistent with the Plan during the plan period, the NYSE American may commence delisting procedures.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of shares of our common stock held by the Selling Stockholders pursuant to this prospectus. However, we will receive the exercise price of the Inducement Warrants, which, if exercised in cash with respect to the shares of common stock offered hereby, would result in gross proceeds to us of approximately $9.1 million. However, we cannot predict when and in what amounts or if the Inducement Warrants will be exercised by payments of cash, and it is possible that the Inducement Warrants may expire and never be exercised, in which case we would not receive any cash proceeds.

We will bear the out-of-pocket costs, expenses, and fees incurred in connection with the registration of shares of our common stock to be sold by the Selling Stockholders pursuant to this prospectus including, without limitation, all registration and filing fees, NYSE American listing fees, and fees and expenses of our counsel and our accountants. The Selling Stockholders will bear their own underwriting discounts, commissions, placement agent fees, or other similar expenses payable with respect to their sales of shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any dividends. We currently intend to retain earnings, if any, for use in our business. We do not anticipate paying dividends in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

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DESCRIPTION OF SECURITIES

General

The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our amended and restated certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part. Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Holders of shares of common stock do not have any cumulative voting rights. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Our common stock does not carry any redemption rights or any preemptive or preferential rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock. Holders of our common stock have the right to participate ratably in dividend distributions. The shares of our common stock offered hereby, when issued, will be fully paid and nonassessable.

Series A Warrants

The following summary of certain terms and provisions of the Series A Warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the Series A Warrant, a form of which was filed as an exhibit to our current report on Form 8-K on June 21, 2024, and is incorporated by reference herein. As of the date of this prospectus, the Series A Warrants are exercisable for an aggregate of 2,727,273 shares of our common stock.

Exercisability

The Series A Warrants became exercisable on June 24, 2024, and expire on June 24, 2029. The Series A Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the common stock underlying the Series A Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the shares of common stock underlying the Series A Warrants, then the Series A Warrants may also be exercised, in whole or in part, at such time by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Series A Warrant.

Exercise Limitation

A holder will not have the right to exercise any portion of the Series A Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or 9.99% upon the request of the investor) of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A Warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Exercise Price

The Series A Warrants have an exercise price of $1.88 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

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Transferability

Subject to applicable laws, the Series A Warrants may be offered for sale, sold, transferred or assigned without our consent.

Fundamental Transactions

In the event of any fundamental transaction, as described in the Series A Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent exercise of the Series A Warrants, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the Series A Warrant is exercisable immediately prior to such event. If holders of our common stock are given any choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the alternate consideration it receives upon any exercise of the Series A Warrant following the fundamental transaction.

Notwithstanding anything to the contrary, in the event of a fundamental transaction, we or any successor entity will, at the holder’s option, purchase Series A Warrants that are exercisable concurrently with, or within 30 days after, the consummation of the fundamental transaction (or, if later, the date of the public announcement of the applicable fundamental transaction), from their holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined in the Series A Warrants) of the remaining unexercised portion of the Series A Warrant on the date of the consummation of the fundamental transaction; provided, however, that, if the fundamental transaction is not within our control, the holder will only be entitled to receive from us or any successor entity, as of the date of consummation of the fundamental transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Series A Warrant, that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of common stock are given the choice to receive from among alternative forms of consideration in connection with the fundamental transaction; provided, further, that if holders of our common stock are not offered or paid any consideration in such fundamental transaction, such holders of common stock will be deemed to have received common stock of the successor entity in such fundamental transaction.

Exchange Listing

There is no established trading market for the Series A Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Series A Warrants on any securities exchange or nationally recognized trading system.

Rights as a Stockholder

Except as otherwise provided in the Series A Warrants or by virtue of such holder’s ownership of our common stock, the holder of a Series A Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Series A Warrant.

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Series B Warrants

The Series B Warrants have substantially the same terms as the Series A Warrants described above, except that the Series B Warrants are exercisable for five years, which term of exercise begins on the original issue date with respect to 498,441 Series B Warrants, and on the Stockholder Approval Date with respect to 1,624,201 Series B Warrants. The issuance of a portion of the shares of common stock underlying the Series B Warrants is subject to Stockholder Approval under applicable rules and regulations of the NYSE American. We have agreed to convene a stockholders’ meeting on or before the 90th day following the completion of the warrant inducement transaction described in “Selling Stockholders — The June Financing.”

Transfer Agent and Registrar

We have appointed American Stock Transfer & Trust Company as the transfer agent and registrar for our common stock.

Market Information

Our common stock is traded on the NYSE American under the symbol “PTN.”

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SELLING STOCKHOLDERS

Unless the context otherwise requires, as used in this prospectus, “Selling Stockholders” includes the Selling Stockholder listed below and donees, pledgees, transferees, or other successors-in-interest selling shares received after the date of this prospectus from the Selling Stockholder as a gift, pledge, or other non-sale related transfer.

We have prepared this prospectus to allow the Selling Stockholder or its successors, assignees or other permitted transferees to sell or otherwise dispose of, from time to time, up to 4,849,915 shares of our common stock, which are issuable upon exercise of the Inducement Warrants that were issued to the Selling Stockholder in connection with the completion of the June Financing pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act.

The June Financing

On June 20, 2024, we entered into a letter agreement (the “Inducement Letter”) with the Selling Stockholder, who held outstanding common stock purchase warrants that we issued on November 2, 2022 and October 24, 2023 (the “Existing Warrants”). Pursuant to the Inducement Letter, the Selling Stockholder agreed to exercise, for cash, Existing Warrants to purchase, in the aggregate, 3,233,277 shares of common stock in exchange for the Company’s agreement to (i) lower the exercise price to $1.88 per share for the 3,233,277 Existing Warrants being exercised pursuant to the Inducement Letter and (ii) issue the Inducement Warrants to the Selling Stockholder.

The issuance of a portion of the shares of common stock underlying the Series B Warrants is subject to stockholder approval under applicable rules and regulations of the NYSE American (“Stockholder Approval” and the date on which Stockholder Approval is received and deemed effective, the “Stockholder Approval Date”). The Company has agreed to convene a stockholders’ meeting on or before the 90th day following the completion of the warrant inducement transaction described above.

The Inducement Warrants have an exercise price of $1.88 per share and provide for a cashless exercise feature if there is no effective registration statement covering the Inducement Warrants. The Series A Warrants are immediately exercisable and have a term of five years. The Series B Warrants are exercisable for five years, which term of exercise begins on the original issue date with respect to 498,441 Series B Warrants, and on the Stockholder Approval Date with respect to 1,624,201 Series B Warrants.

The Company has agreed to file a registration statement on Form S-3 (or other appropriate form if the Company is not then S-3 eligible) on or before July 30, 2024, to register the resale of the shares of common stock underlying the Inducement Warrants and to use commercially reasonable efforts to cause such registration statement to become effective within 90 days of its initial filing. We are filing the registration statement of which this prospectus is a part to satisfy such filing obligation.

We are registering the shares underlying the Inducement Warrants in order to permit the Selling Stockholders to offer such shares for resale from time to time pursuant to this prospectus. The Selling Stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act, or pursuant to another effective registration statement covering those shares.

Relationships with the Selling Stockholders

The Selling Stockholders have not had any material relationships with our officers, directors, or affiliates over the past three years, except as described in the next sentence and in the table below.

Armistice Capital, LLC was the sole investor in our registered direct offering that closed in November 2022, the sole investor in our registered direct offering and concurrent private placement that closed in October 2023, an investor in our registered direct offering and concurrent private placement that closed in February 2024, and the sole investor in the warrant inducement transaction described above.

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Information About the Selling Stockholder Offering

The term “Selling Stockholder” also includes any transferees, pledges, donees, or other successors in interest to the Selling Stockholders named in the table below. To our knowledge, except as indicated in the footnotes to the following table and subject to applicable community property laws, each Selling Stockholder named in the table has sole voting and investment power with respect to the common stock set forth opposite such Selling Stockholder’s name. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to any named Selling Stockholder who is able to use this prospectus to resell the securities registered hereby.

The following table sets forth certain information concerning the Selling Stockholders and the shares of common stock beneficially owned by them and offered by them in this prospectus. Under the terms of the Inducement Warrants, a Selling Stockholder may not exercise the Inducement Warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% (or 9.99% upon the request of the investor) of our then outstanding common stock following such exercise, excluding for purposes of such determination the shares of common stock issuable upon exercise of the Inducement Warrants which have not been exercised. The number of shares of common stock owned prior to the offering in the second column, the number of shares of common stock owned after the offering in the fourth column, and the percentage of shares of common stock owned after the offering in the fifth column do not reflect this limitation. The Selling Stockholders may sell all, some, or none of their shares in this offering. See the “Plan of Distribution” section of this prospectus.

The percentages of ownership of the Selling Stockholders in the below table is based upon 19,548,167 shares of common stock outstanding as of October 18, 2024.

Name of Selling Stockholder	Number of Shares Owned Prior to Offering		Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares Owned After Offering(1)	Percentage of Shares Owned After Offering(1)
Armistice Capital, LLC(2)	6,403,812	(2)	4,849,915	1,553,897	6.4%

(1)	Assumes the sale of all shares of common stock offered pursuant to this prospectus.

(2)

Consists of shares of common stock issuable upon exercise of outstanding common stock purchase warrants, which includes the 4,849,915 shares of common stock issuable upon exercise of the Inducement Warrants which are being registered hereby. The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”) and may be deemed to be beneficially owned by: (A) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund, and (B) Steven Boyd, as the Managing Member of Armistice Capital. The foregoing warrants are subject to a beneficial ownership limitation of 4.99% or 9.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in it and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The amounts and percentages in the table do not give effect to the beneficial ownership limitations. The address of Armistice Capital and the Master Fund is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

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PLAN OF DISTRIBUTION

The Selling Stockholders, including donees, pledgees, transferees, permitted assigns, or other successors in interest (including transferees that receive shares of common stock from the Selling Stockholders under this prospectus), may use any one or more of the following methods (or in any combination) to sell, distribute or otherwise transfer the securities from time to time:

●	through underwriters or dealers for resale to the public or to investors;

●	directly to one or more purchasers;

●	through agents;

●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	in block trades;

●	through public or privately negotiated transactions; or

●	any other method permitted pursuant to applicable law.

In particular, the Selling Stockholders may offer and sell, distribute, or otherwise transfer from time to time at a fixed price or prices, which may be changed; at market prices prevailing at the time of sale; at prices related to prevailing market prices; at varying prices determined at the time of sale; or at negotiated prices. These offers and sales or distributions may be effected from time to time in one or more transactions, including:

●	on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale or in the over-the-counter market;

●	in transactions other than on a national securities exchange or quotation service or in the over-the-counter market;

●

in block transactions in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

●	in ordinary brokerage transactions in which the broker-dealer solicits purchasers;

●	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	through the writing of options, convertible securities or other contracts or agreements to be satisfied by the delivery of shares of common stock;

●	through short sales;

●	through privately negotiated transactions;

●	through an exchange distribution in accordance with the rules of the applicable exchange;

●	through broker-dealers who may agree with any Selling Stockholder to sell a specified number of its shares at a stipulated price per share;

●	through the lending of such securities;

●	by pledge to secure debts and other obligations or on foreclosure of a pledge;

●	through the distribution of such securities by any Selling Stockholder to its stockholders;

●	through a combination of any of the above methods; or

●	through any other method permitted pursuant to applicable law.

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The Selling Stockholders may also sell shares in open market transactions under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The Selling Stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of our common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions, and similar selling expenses, if any, attributable to the sale of shares will be borne by the Selling Stockholders. The Selling Stockholders may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

Any broker-dealers or agents that are involved in selling the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

In connection with sales of our common stock under this prospectus, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. These broker-dealers or financial institutions may in turn engage in short sales of shares of our common stock, short and deliver such shares to close out such short positions, or loan or pledge the shares to broker-dealers that may in turn sell such shares. The Selling Stockholders may also sell shares short and deliver these securities to close out its short positions, or loan or pledge the shares to broker-dealers that in turn may sell these securities.

The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock from time to time under this prospectus or an amendment to the registration statement or supplement to the prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee, or other successors in interest as Selling Stockholders under this prospectus, as appropriate.

The Selling Stockholders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees, or other successors in interest will be the selling beneficial owners for purposes of the prospectus and may sell the shares of common stock from time to time under the prospectus or an amendment to the registration statement or supplement to the prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee, or other successors in interest as Selling Stockholders under the prospectus, as appropriate.

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We will bear all reasonable expenses incurred in connection with the registration of these shares, including reasonable fees. The Selling Stockholders will be required to bear the expenses of any underwriting discounts and commissions incurred for the sale of shares of our common stock.

Agents, dealers, and underwriters may be entitled under agreements entered into with the Selling Stockholders to indemnification by the Selling Stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers, or underwriters may be required to make in respect thereof. Agents, dealers, and underwriters may be customers of, engage in transactions with, or perform services on the Selling Stockholders’ behalf.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the Selling Stockholders.

We have agreed with the Selling Stockholders to use commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective at all times until no Selling Stockholder owns any Inducement Warrants or any of the shares of common stock underlying the Inducement Warrants.

To the extent permitted by applicable law, the plan of distribution may be modified in a prospectus supplement or otherwise.

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LEGAL MATTERS

The validity of securities offered hereby has been passed upon for us by Thompson Hine LLP, New York, New York.

EXPERTS

The consolidated financial statements of Palatin Technologies, Inc. as of June 30, 2024 and 2023, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the June 30, 2024 consolidated financial statements contains an explanatory paragraph that states that the Company has incurred operating losses and negative cash flows from operations since inception and will need additional funding to complete planned product development efforts that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other documents are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are subject to the informational reporting requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. We make available, free of charge, on our website at http://www.palatin.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained on or through that site, other than documents we file with the SEC that are specifically incorporated by reference into this prospectus.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing us at the Company address provided below in section titled “Information We Incorporate by Reference.”

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that are furnished and not filed with the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, and (2) on or after the date of this prospectus until the offering of the securities is terminated:

●	our Annual Report on Form 10-K for the year ended June 30, 2024, as filed with the SEC on September 30, 2024;

●	our Current Report on Form 8-K and/or amendments thereto (other than any portions thereof deemed furnished and not filed), as filed with the SEC on September 6, 2024; and

●	our Current Report on Form 8-K and/or amendments thereto (other than any portions thereof deemed furnished and not filed), as filed with the SEC on October 7, 2024; and

●

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on December 13, 1999, including all amendments and reports filed for the purpose of updating such description, including the description of our common stock contained in our annual report on Form 10-K for the fiscal year ended June 30, 2019, filed with the SEC on September 12, 2019, including any amendment or report for the purpose of updating such description.

We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports.

Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered therewith. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address: Stephen T. Wills, Executive Vice President, Chief Financial Officer and Chief Operating Officer, Palatin Technologies, Inc., 4B Cedar Brook Drive, Cranbury, New Jersey 08512, Telephone: (609) 495-2200, Fax: (609) 495-2201.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. Offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

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Up to 4,849,915 Shares of

Common Stock

PROSPECTUS

__________, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses payable by us in connection with the sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee.

Amount
SEC registration fee	$1,250.00
Accountant’s fees and expenses	20,000.00
Legal fees and expenses	15,000.00
Miscellaneous fees and expenses	1,000.00
Total Expense	$37,250.00

Item 14. Indemnification of Directors and Officers.

Our Certificate of Incorporation and Bylaws require us to indemnify our directors, officers, employees and agents against the costs (including fines, judgments and attorney fees) from involvement in legal proceedings arising from their position or service, provided that the person seeking indemnification acted:

●	in good faith;

●	in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation; and

●	with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The Certificate of Incorporation and Bylaws allow us to buy indemnification insurance for this purpose.

Our Certificate of Incorporation provides that, to the fullest extent permissible under Delaware law, no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director. However, this provision does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief that will remain available under Delaware law. In addition, each director will continue to be subject to liability for (a) breach of the director’s duty of loyalty to us or our stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) violating Section 174 of the DGCL, or (d) any transaction from which the director derived an improper personal benefit. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Item 15. Recent Sales of Unregistered Securities.

The following list sets forth information regarding unregistered securities sold by us within the past three years.

●

On June 20, 2024, we issued, in a private placement, the Inducement Warrants exercisable for an aggregate of 4,849,915 shares of common stock to the Selling Stockholder pursuant to the Inducement Letter.

●

On January 29, 2024, we entered into a securities purchase agreement with the investors named on the signature page thereto, pursuant to which we issued, in a private placement, common stock purchase warrants exercisable for an aggregate of 1,831,503 shares of common stock. The warrants and accompanying shares of common stock (which were sold in a concurrent registered direct offering) were offered at a combined offering price of $5.46. H.C. Wainwright & Co., LLC acted as exclusive placement agent in connection with such private placement, and we issued to certain designees of H.C. Wainwright & Co., LLC as part of the compensation payable to H.C. Wainwright & Co., LLC warrants exercisable for an aggregate of 91,575 shares of common stock.

●

On October 20, 2023, we entered into a securities purchase agreement with the investor named on the signature page thereto, pursuant to which we issued, in a private placement, common stock purchase warrants exercisable for an aggregate of 2,358,491 shares of common stock. The warrants and accompanying shares of common stock (which were sold in a concurrent registered direct offering) were offered at a combined offering price of $2.12. H.C. Wainwright & Co., LLC acted as exclusive placement agent in connection with such private placement, and we issued to certain designees of Wainwright as part of the compensation payable to H.C. Wainwright & Co., LLC warrants exercisable for an aggregate of 117,925 shares of common stock.

●

On May 12, 2022, we issued and sold 8,100,000 shares of Series B Redeemable Convertible Preferred Stock (“Series B Preferred Stock”) and 900,000 shares of Series C Redeemable Convertible Preferred Stock (“Series C Preferred Stock”) pursuant to a securities purchase agreement, dated May 11, 2022. Each share of Series B Preferred Stock and Series C Preferred Stock had a purchase price of $1.67. The investors in the Series B Preferred Stock and Series C Preferred Stock also received warrants to purchase up to 66,666 shares of common stock at an exercise price of $12.50 per share, which expire on May 11, 2026. Total gross proceeds from the offering, before expenses, were $15,000,000.

II-1

We believe the offers, sales and issuances of the above securities by us were exempt from registration under the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) of the Securities Act as transactions not involving a public offering. All of the investors were accredited investors as such term is defined in Rule 501 under the Securities Act. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates, notes and warrants issued in these transactions, as applicable. All recipients had adequate access, through their relationships with us, to information about our Company. The sales of these securities were made without any general solicitation or advertising.

Item 16. Exhibits and Financial Statement Schedules.

The exhibits listed below are filed as part of this registration statement:

Exhibit Number	Description	Filed Herewith	Form	Filing Date	SEC File No.
3.1	Restated Certificate of Incorporation, as amended.		10-K	September 27, 2013	001-15543
3.2	Certificate of Decrease of Series A Convertible Preferred Stock.		10-Q	May 16, 2022	001-15543
3.3	Certificate of Amendment of Restated Certificate of Incorporation.		8-K	August 31, 2022	001-15543
3.4	Amended and Restated Bylaws.		8-K	September 17, 2021	001-15543
4.1	Reference is made to Exhibits 3.1 through 3.4
4.2	Form of Series A Warrant.		8-K	June 21, 2024	001-15543
4.3	Form of Series B Warrant.		8-K	June 21, 2024	001-15543
5.1	Opinion of Thompson Hine LLP.		S-1	July 25, 2024	333-281007
10.1†	1996 Stock Option Plan, as amended.		10-K	September 28, 2009	001-15543
10.2†	Form of Option Certificate (Incentive Option) Under the 2005 Stock Plan.		8-K	September 21, 2005	001-15543

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10.3†	Form of Incentive Stock Option Agreement-Standard Under the 2005 Stock Plan.	8-K	September 21, 2005	001-15543
10.4†	Form of Option Certificate (Non-Qualified Opinion) Under the 2005 Stock Plan.	8-K	September 21, 2005	001-15543
10.5†	Form of Non-Qualified Stock Option Agreement Under the 2005 Stock Plan.	8-K	September 21, 2005	001-15543
10.6†	2007 Change in Control Severance Plan.	10-Q	February 8, 2008	001-15543
10.7†	2005 Stock Plan, as amended.	10-Q	May 15, 2009	001-15543
10.8†	Form of Executive Officer Option Certificate.	10-Q	May 14, 2008	001-15543
10.9†	Form of Amended Restricted Stock Unit Agreement.	10-Q	May 14, 2008	001-15543
10.10†	Form of Amended Option Certificate (Incentive Option) Under the 2005 Stock Plan.	10-Q	May 14, 2008	001-15543
10.11†	2011 Stock Incentive Plan, as amended, restated and adopted by the stockholders on June 20, 2023.	10-K	September 28, 2023	001-15543
10.12†	Form of Restricted Share Unit Agreement Under the 2011 Stock Incentive Plan.	10-Q	May 13, 2011	001-15543
10.13†	Form of Nonqualified Stock Option Agreement Under the 2011 Stock Incentive Plan.	10-Q	May 13, 2011	001-15543
10.14†	Form of Incentive Stock Option Agreement Under the 2011 Stock Incentive Plan.	10-Q	May 13, 2011	001-15543
10.15†	Amended Form of Restricted Share Unit Agreement Under the 2011 Stock Incentive Plan.	10-Q	February 12, 2016	001-15543
10.16†	Amended Form of Performance-Based Restricted Share Unit Agreement Under the 2011 Stock Incentive Plan.	10-Q	February 12, 2016	001-15543
10.17†	Amended Form of Restricted Share Unit Agreement for Non-Employee Directors Under the 2011 Stock Incentive Plan.	10-Q	February 12, 2016	001-15543
10.18

Amended and Restated Venture Loan and Security Agreement, dated July 2, 2015, by and between Palatin Technologies, Inc. and Horizon Technology Finance Corporation, Fortress Credit Co LLC, Horizon Credit II LLC and Fortress Credit Opportunities V CLO Limited.

		8-K	July 7, 2015	001-15543
10.19††	License Agreement, dated January 8, 2017, by and between AMAG Pharmaceuticals, Inc. and Palatin Technologies, Inc.	10-Q	February 10, 2017	001-15543
10.20††	License Agreement, dated September 6, 2017, by and between Shanghai Fosun Pharmaceutical Industrial Development Co., Ltd. and Palatin Technologies, Inc.	10-Q	November 13, 2017	001-15543
10.21††	Employment Agreement, effective as of July 1, 2022, between Carl Spana and Palatin Technologies, Inc.	8-K	June 24, 2022	001-15543
10.22†	Employment Agreement, effective as of July 1, 2022, between Stephen T. Wills and Palatin Technologies, Inc.	8-K	June 24, 2022	001-15543
10.23†	Termination Agreement, dated July 24, 2020, between AMAG Pharmaceuticals, Inc. and Palatin Technologies, Inc.	8-K	July 27, 2020	001-15543
10.24	Manufacturing Services Agreement, dated as of June 1, 2019, by and between Lonza Ltd. and Palatin Technologies, Inc. (as assignee of AMAG Pharmaceuticals, Inc.).	10-K	September 25, 2020	001-15543
10.25†††	Supply Agreement, dated as of December 20, 2018, by and between Ypsomed AG and Palatin Technologies, Inc. (as assignee of AMAG Pharmaceuticals, Inc.)	10-K	September 25, 2020	001-15543

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10.26	Equity Distribution Agreement, dated April 12, 2023, between Canaccord Genuity LLC and Palatin Technologies, Inc.		8-K	April 12, 2023	001-15543
10.27	Form of Common Stock Purchase Warrant, dated February 1, 2024.		8-K	February 1, 2024	001-15543
10.28	Form of Placement Agent Common Stock Purchase Warrant, dated February 1, 2024.		8-K	February 1, 2024	001-15543
10.29	Inducement Letter, dated June 20, 2024.		8-K	June 21, 2024	001-15543
21	Subsidiaries of the registrant.		10-K	September 30, 2024	001-15543
23.1	Consent of Thompson Hine LLP.		S-1	July 25, 2024	333-281007
23.2	Consent of Independent Registered Public Accounting Firm.	X
24.1	Power of Attorney.		S-1 (Signature Page)	July 25, 2024	333-281007
107	Filing Fee Table.		S-1	July 25, 2024	333-281007

†	Management contract or compensatory plan or arrangement.
††	Confidential treatment granted as to certain portions of the exhibit, which portions are omitted and filed separately with the SEC.
†††

Portions of the exhibit are omitted pursuant to Regulation S-K Item 601(b)(10). Palatin agrees to furnish to the U.S. Securities and Exchange Commission a copy of any omitted schedule and/or exhibit upon request. The confidential portions of this exhibit were omitted by means of marking such portions with asterisks because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference into this registration statement or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Cranbury, State of New Jersey, on October 22, 2024.

Palatin Technologies, Inc.

By:	/s/ Carl Spana
Name:	Carl Spana, Ph.D.
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed below by the following persons in the capacities indicated as of October 22, 2024.

Signatures	Title

/s/ Carl Spana	President, Chief Executive Officer and Director (Principal Executive Officer)
Carl Spana

/s/ Stephen T. Wills	Executive Vice President, Chief Financial Officer and Chief Operating Officer
Stephen T. Wills	(Principal Financial and Accounting Officer)
*
John K.A. Prendergast	Chairman and Director
*
Robert K. deVeer, Jr.	Director
*
J. Stanley Hull	Director
*
Alan W. Dunton	Director
*
Arlene M. Morris	Director
*
Anthony M. Manning	Director

* Pursuant to power of attorney

By:	/s/ Carl Spana
Carl Spana

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